Exhibit 23.1; Consent of Independent Accountants to utilize independent auditor's report.

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference into the accompanying Registration Statement on Form S-1 for Modbe, Inc., of our report dated November 30, 2008, relating to the December 31, 2007 financial statements of Modbe, Inc.

Bouwhuis, Morrill & Company

/s/ Bouwhuis, Morrill & Company

Layton, Utah

January 16, 2009